                                                                     EXHIBIT 1.1


                                4,000,000 SHARES

                            SIGNATURE RESORTS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 January  , 1997



MONTGOMERY SECURITIES
GOLDMAN, SACHS & CO.
SCHRODER WERTHEIM & CO.
SMITH BARNEY INC.

  As Representatives of the several Underwriters

     c/o MONTGOMERY SECURITIES
     600 Montgomery Street
     San Francisco, California  94111

Dear Sirs:

          SECTION 1.  Introductory.  Signature Resorts, Inc., a Maryland
                      ------------
corporation (the "Company"), proposes to issue and sell 1,600,000 shares of its authorized but unissued common stock, $.01 par value (the "Common Stock"), and the several stockholders of the Company listed in Schedule A annexed hereto (the "Selling Stockholders"), propose to sell 2,400,000 shares of the Company's issued and outstanding Common Stock to the several underwriters named in Schedule B annexed hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). Said aggregate of 4,000,000 shares are herein called the "Firm Common Shares." In addition, the Company and the Selling Stockholders propose to grant to the Underwriters an option to purchase up to 240,000 and 360,000 additional shares, respectively (the "Option Common Shares") as provided in Section 5 hereof. The Option Shares of the respective Selling Shareholders are set forth on Schedule A annexed hereto. The Firm Common Shares and, to the extent such option is exercised, the Option Common Shares are hereinafter collectively referred to as the "Common Shares."

          Concurrently with the offering of the Common Shares, the Company proposes to issue and sell an aggregate of $100,000,000 principal amount of its ____% Convertible Subordinated Notes Due 2007 (the "Notes").

          You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the Registration Statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

          The Company and the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-18447) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. There have been delivered to you two signed copies of such registration statement and any amendments thereto, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Representatives shall have approved.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this Section 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished pursuant to Section 4 of this Agreement to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

          (c) The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to conduct its business as currently conducted or as described in the Prospectus.

          (d) Each of the Company's affiliates (as defined in Rule 144(a) under the Act) and subsidiaries which is material to the operation of the Company, considered as whole (the "Company Affiliates and Subsidiaries") has been duly formed and is validly existing as a partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of formation, with full power and authority (partnership and other) to own and lease its properties and conduct its respective businesses as currently conducted or described in the prospectus, except where the failure to be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the

     Company and the Company Affiliates and Subsidiaries, considered as one entity (a "Material Adverse Effect").

          (e) The Company and each of the Company Affiliates and Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of the Company Affiliates and Subsidiaries are duly qualified to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction in which the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and to the Company's knowledge no proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (f) As of September 30, 1996, the Company has an authorized and outstanding capital stock as set forth under the column captioned "Actual" under the heading "Consolidated Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificate, if any, evidencing the Common Stock complies with all applicable requirements of Maryland law. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto, as of the First Closing Date the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase such securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, partnership interests or limited liability company interests, as the case may be, or any such options, rights, convertible securities or obligations.

          (g) The Common Shares to be sold by the Company in the public offering contemplated by this Agreement, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, will be registered pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly authorized for quotation by the Nasdaq National Market upon official notice of issuance and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase Common Stock exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. Except for the Selling Stockholders, no shareholder of the Company has any right which has not been waived or lost to require the Company to register the sale of any Common Stock owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein. No further approval or authority of the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Stockholders as contemplated herein. The description of the Company's share option, share bonus and other share plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (h) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated, will not violate any provisions of any partnership agreement, certificate of partnership, charter, bylaws or other organizational documents, as applicable, of the Company or any of the Company Affiliates and Subsidiaries and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Company Affiliates and Subsidiaries is a party or by which the Company, any of the Company Affiliates and Subsidiaries or any of the Existing Resorts (as defined in the Prospectus) may be bound or affected or (ii) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Company Affiliates and Subsidiaries or any of the Existing Resorts, in each case except as would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Exchange Act, the Blue Sky and Canadian securities laws applicable to the public offering of the Common Shares by the several Underwriters, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), and except for any such consent, approval, authorization or other order as has been or will be obtained prior to the First Closing Date.

          (i) Ernst and Young LLP ("E & Y") and Arthur Andersen LLP ("Arthur Andersen") who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

          (j) The consolidated financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement and the Prospectus fairly present the financial condition of such entities as of the dates indicated and the results of operations and changes in financial position for the periods presented. The pro forma financial statements, included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in Section 2(i). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Consolidated Capitalization", "Selected Combined Historical Financial Information of the Company" and "Summary Consolidated Historical and Pro Forma Financial Information" fairly present the information set forth therein on the basis stated in the Registration Statement.

          (k) Except as disclosed in the Prospectus, the Company is not in violation of any of its articles of organization or by-laws, and is not in breach or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound, or to which any of the property or assets of the Company is subject except for any such violation, breach or default that could not have a Material Adverse Effect.

          (l) There are no material contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The material contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company or any of the Company Affiliates and Subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any such material contracts.

          (m) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of the Company Affiliates and Subsidiaries are a party or of which any resort owned or leased by the Company Affiliates and Subsidiaries is the subject, or related to environmental or discrimination matters, which actions, suits or proceedings could reasonably be anticipated to individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or have a Material Adverse Effect. Neither the Company nor any of the Company Affiliates and Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (n) Except as set forth in the Prospectus, the Company or the Company Affiliates and Subsidiaries have good and marketable title to all of the Existing Resorts, and, upon consummation of the Agreement and Plan of Merger, dated as of September 22, 1996, by and between the Company and AVCOM International, Inc. ("AVCOM"), as amended (the "Merger Agreement"), to the Company's knowledge and except as set forth in the Prospectus, the Registration Statement on S-4 (Registration No. 333-16339) filed by the Company with the Commission on November 19, 1996 as amended by Amendment No. 1 filed by the Company with the Commission on December 20, 1996 (the "S-4") or the schedules to the Merger Agreement (the "Schedules"), the Company or the Company Affiliates and Subsidiaries will have good and marketable title to Scottsdale Villa Mirage Resort, Sedona Summit Resort, Tahoe Beach & Ski Club, Villas on the Lake and The Ridge on Sedona Golf Resort (collectively, the "Merger Properties"), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the financial statements or elsewhere in the Prospectus. Except as disclosed in the Prospectus, the Company and each of the Company Affiliates and Subsidiaries owns or leases all such properties as are necessary to operate the Existing Resorts as now conducted or as proposed to be conducted, except with respect to the Poipu Resort and the San Luis Bay intervals.

          (o) From September 30, 1996 through the date hereof, and except as described in or specifically contemplated by the Registration Statement and Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would have a Material Adverse Effect; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, shares or interests, as applicable (other than such dividends or distributions paid to shareholders to satisfy tax liabilities) and the Company is not in arrears or default in the payment of principal or interest on any outstanding material debt obligations; (iv) there has not been any change (excluding transfers) in the capital stock (other than the sale of the Common Shares under this Agreement) of the Company, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, or results of operations of the Company and its Subsidiaries, considered as one entity (a "Material Adverse Change").

          (p) Except as specifically disclosed in or specifically contemplated by the Prospectus, the Company will have sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "Intangibles"), approvals and governmental authorizations to conduct its businesses; the expiration of any Intangibles, approvals or governmental authorizations will not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by any of the Company Affiliates and Subsidiaries of any Intangibles, and there is no claim being made against the Company or any of the Company Affiliates and Subsidiaries regarding any Intangible or other infringement which could have a Material Adverse Effect.

          (q) Neither the Company nor any of the Company Affiliates and Subsidiaries has been advised, or has reason to believe, that the Company or any of the Company Affiliates and Subsidiaries is not conducting its businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which any of them is, including, without limitation, all applicable local, state and federal environmental laws and regulations, in each case except as would not have a Material Adverse Effect.

          (r) The Company and each of the Company Affiliates and Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company in each case except as would not have a Material Adverse Effect.

          (s) Neither the Company nor any of the Company Affiliates and Subsidiaries has distributed or will distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement, materials distributed in connection with the offering and sale of the Common Stock and Notes and other materials permitted or not prohibited by the Act and the Rules and Regulations.

          (t) Neither the Company nor any of the Company Affiliates and Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (u) Neither the Company nor any of the Company Affiliates and Subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          (v) The Company and the Company Affiliates and Subsidiaries have and will maintain liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of the Company, or the Company Affiliates and Subsidiaries, with respect to each of the Existing Resorts and, upon consummation of the Merger Agreement, and except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties (except with respect to the Poipu Resort, such insurance therefor being obtained and/or maintained by the Poipu Partnership), in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company, including, among other things, insurance against theft, damage, destruction and acts of vandalism. The Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such resort.

          (w) Title insurance in favor of the Company or the Company Affiliates and Subsidiaries is in force with respect to each of the Existing Resorts in an amount reasonably acceptable to a reasonably prudent company in a similar line of business (except with respect to the St. Maarten Resorts), and upon consummation of the Merger Agreement, and except as set forth in the Prospectus, the S-4 or the Schedules, title insurance in favor of the Company or the Company Affiliates and Subsidiaries will be in force with respect to the Merger Properties in an amount reasonably acceptable to a reasonably prudent company in a similar line of business.

          (x) The mortgages and deeds of trust encumbering the Existing Resorts and, to the best knowledge of the Company, and except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties, are not convertible into equity securities of the Company nor does the Company hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned, upon consummation of the Merger Agreement, directly or indirectly by the Company, and since the Initial Public Offering (as defined in the Prospectus) and as of the date hereof, the Company has not acquired any property subject to such mortgage.

          (y) The Company and each of the Company Affiliates and Subsidiaries
     (i) are in compliance with any and all applicable foreign, federal, state and local rules, laws and regulations relating to the protection of human health and safety, the environment or any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) has received, or will have received, as of the Closing Date, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is or will be, as of the Closing Date, as the case may be, in compliance with all terms and conditions of any such permit, license or approval, in each case except as would not have a Material Adverse Effect. As used herein, "Hazardous Material" shall mean (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (z) To the Company's knowledge, there is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company, or (b) any violation or alleged violation of any Environmental Law, which liability, alleged liability or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein.

          (aa) The Company is not, nor will it conduct its business in a manner in which it would become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (bb) The assets of neither the Company nor any of the Company Affiliates and Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (cc) The Company and each of the Company Affiliates and Subsidiaries maintain and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) Neither the Company nor any of the Company Affiliates and Subsidiaries has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Registration Statement.

          (ee) No environmental engineering firm which prepared Phase I environmental assessment reports (or other similar reports with respect to the Existing Resorts as set forth in the Registration Statement) was, at the time such reports were delivered, employed for such purpose on a contingent basis or had any substantial interest in the Company or any of the Company Affiliates and Subsidiaries.

          (ff) To the Company's knowledge, no labor problem exists or is imminent with respect to the employees of any of the Existing Resorts, the Company, any of the Company Affiliates and Subsidiaries, or, except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties which could have a Material Adverse Effect.

          (gg) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

          (hh) The Company, and to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, AVCOM are in compliance with all federal, state, local and foreign laws and regulations regarding the marketing, offers to sell and sales of vacation intervals in each state in which the Company is doing business, including but not limited to the Federal Trade Commission Act, Regulation Z (the truth-in-lending act), Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964 and 1968, in each case except as would not have a Material Adverse Effect. The Company and to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, AVCOM have filed all required documents and supporting information in compliance with federal, state, local and foreign laws and regulations, and the Company and to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, AVCOM are in compliance with all licensure, anti-fraud, telemarketing, price, gift and sweepstakes and labor laws to which it is or may become subject, in each case except as would not have a Material Adverse Effect. The Company and each of the Company Affiliates and Subsidiaries have, or upon the First Closing Date will have, all permits and licenses which are required to sell vacation intervals in each state and foreign jurisdiction where it conducts business, in each case except as would not have a Material Adverse Effect. To the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, the Company will have, upon consummation of the Merger Agreement, all permits and licenses which are required to sell vacation intervals at the Merger Properties in each state and foreign jurisdiction where it conducts business, in each case except as would not have a Material Adverse Effect.

          (ii) Except as set forth in the Prospectus, no person has an option or right of first refusal to purchase all or part of any of the Existing Resorts (other than the Poipu Resort) and to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties, or any interest therein. Each of the Existing Resorts and, to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes and laws relating to handicapped access), except as would not have a Material Adverse Effect. The Company has no knowledge of any pending or threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner affect the size of, number of vacation intervals planned for, the use of any improvements on, or access to, the Existing Resorts or, except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties.

          (jj) To the Company's knowledge, no dispute exists or is imminent between the Company and Promus Hotels, Inc. or between the Company and Westin Hotels & Resorts and no officer or director of the Company has any agreement or understanding (verbally or in writing) with Westin Hotels & Resorts except as set forth in the Prospectus.

          (kk) The Common Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

          (ll) The Company has full legal right, power and authority to enter into the Merger Agreement and perform the transactions contemplated thereby. The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. Assuming the consents and approvals set forth in the Prospectus have been obtained, the making and performance of the Merger Agreement by the Company and the consummation of the transactions therein contemplated, will not violate any provisions of any partnership agreement, certificate of partnership, charter, bylaws or other organizational documents, as applicable, of the Company or any of the Company Affiliates and Subsidiaries and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Company Affiliates and Subsidiaries is a party or by which the Company, any of the Company Affiliates and Subsidiaries and, to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, AVCOM, or any of the Existing Resorts, or to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties may be bound or affected or (ii) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of the Company Affiliates and Subsidiaries or any of the Existing Resorts or, to the Company's knowledge, and except as set forth in the Prospectus, the S-4 or the Schedules, the Merger Properties, in each case except as would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, except for compliance with the Act, the Exchange Act, the Blue Sky and Canadian securities laws applicable to the transactions contemplated by the Merger Agreement, and except for any such consent, approval, authorization or other order as has been or will be obtained prior to the First Closing Date.

          (mm) The Company has received from its independent certified public accountants the letter attached hereto respecting pooling of interest treatment relating to the consummation of the transactions contemplated by the Merger Agreement.

          (nn) To the Company's knowledge, there are no material adverse claims to any of the Common Shares to be sold by the Selling Stockholders.

          SECTION 3.  Representations and Warranties of the Selling
                      ---------------------------------------------
Stockholders.  Each of the Selling Stockholders hereby
------------
represents and warrants, jointly but not severally, to the several Underwriters that:

          (a) The Selling Stockholder has all right, power and authority to enter into this Agreement, the Power of Attorney for Sale of Common Stock of Signature Resorts, Inc. (the "Power of Attorney") and the Custody Agreement for Sale of Common Stock of Signature Resorts, Inc. (the "Custody Agreement") and to consummate the transactions contemplated hereby and thereby, including, without limitation, the sale, assignment, transfer and delivery of the Common Shares to be sold by the Selling Stockholder pursuant to this Agreement. Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitutes the valid and binding instrument or agreement of the Selling Stockholder enforceable in accordance with its terms except as such enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

          (b) The execution, delivery and performance of the Custody Agreement and the Power of Attorney by the Selling Stockholder (i) requires no action, consent or approval by or in respect of, or filing with, any governmental body, agency, official or authority or any individual, corporation, partnership, association, trust or other entity or organization which has not been made or obtained and (ii) does not constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of such party or a loss of any benefit to which such party is entitled under any provision of any material agreement, contract, indenture, lease or other instrument binding upon such party or any material license, franchise, permit or other similar authorization held by such party or result in the creation or imposition of any mortgage, life interest, lien (except as created by such agreements), pledge, charge, security interest, fiduciary assignment, attachment, encumbrance or other adverse claim of any kind in respect of any asset of such party.

          (c) The Selling Stockholder has, and immediately prior to the delivery of any Common Shares to the Underwriter will have, good and valid title to the Common Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of all liens, encumbrances, equities or claims or any nature, and full right, power and authority to sell, assign, transfer and deliver such Common Shares, subject only to this Agreement, the Power of Attorney and the Custody Agreement; and upon delivery of such Common Shares and payment therefor pursuant to this Agreement, good and valid title to such Common Shares, free and clear of all liens, encumbrances, equities or claims of any nature will pass to the several Underwriters.

          (d) The Selling Stockholder will not, for a period of 90 days after the date of the Prospectus, either directly or indirectly, offer to sell, agree to sell or otherwise sell or dispose of any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock of the Company, or any securities or rights convertible into or exchangeable for shares of Common Stock of the Company, owned either directly or indirectly by the Selling Stockholder or with respect to which the Selling Stockholder has the power of disposition, without the prior written consent of Montgomery Securities.

          (e) The Selling Stockholder has not, in connection with the sale of the Selling Stockholder's Common Shares to the Underwriters, distributed any offering material other than that permitted by the Act.

          (f) The attention of the Selling Stockholder has been directed to the rules of the Commission which prohibit the Selling Stockholder from bidding for or purchasing any shares of the Common Stock of the Company, or attempting to induce anyone else to bid for or purchase such shares, or taking any other action which might tend to stabilize or manipulate the price of the Common Stock, until the distribution of Common Stock pursuant to the Registration Statement has been completed. The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

          (g) The Selling Stockholder has duly executed and placed in custody all of the documents to be delivered to the Custodian pursuant to the Custody Agreement, which documents represent all of the Common Shares to be sold by the Selling Stockholder pursuant to this Agreement.

          (h) The Selling Stockholder specifically agrees that the Common Shares represented by the certificate(s) held in custody for the Selling Stockholder pursuant to the Custody Agreement are subject to the interest of the Company, the Underwriters and all the other Selling Stockholders who may become parties to this Agreement; and, in consideration of those interests, and for the purpose of completing the transactions contemplated by this Agreement and the Power of Attorney, the Power of Attorney, the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, shall be deemed coupled with an interest and shall be irrevocable subject to Article V of the Power of Attorney. The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder pursuant to this Agreement shall not be terminated by operation of law, whether by the death, disability, incompetence or incapacity of any individual Selling Stockholder or, in the case of a trust, partnership, corporation, limited liability company or other entity by the termination, liquidation, winding up, or dissolution of such trust, partnership, corporation, limited liability company or other entity or by the occurrence of any other event, (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) subject to Article V of the Power of Attorney. If, after the execution hereof, any individual Selling Stockholder should die or become disabled, incompetent or incapacitated, or if any Selling Stockholder that is a trust, partnership, corporation, limited liability company or other entity should be terminated, liquidated, wound up or dissolved, or if any similar event should occur (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) before the delivery of the Shares pursuant to this Agreement, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, disability, incompetence or incapacity, termination, liquidation, winding up or dissolution or other event (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice thereof, subject to Article V of the Power of Attorney. The Power of Attorney shall be binding upon the heirs, executors, successors and assigns of the Selling Stockholder.

          (i) Except with respect to Canpartners Incorporated, the Selling Stockholder is not directly or indirectly an affiliate of or associated with any member of the NASD.

          (j) To the extent that any statements made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, are made in reliance upon, and in conformity with, written information furnished to the Company by such Selling Stockholder specifically for use in the preparation thereof, such statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          SECTION 4.  Representations and Warranties of the Underwriters.  The
                      --------------------------------------------------
Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this

Agreement on their behalf and to act for each Underwriter in the manner herein provided.

          SECTION 5.  Purchase, Sale and Delivery of Common Shares.  On the
                      --------------------------------------------
basis of the representations, warranties and agreements set forth herein, and subject to the terms and conditions set forth herein, (i) the Company agrees to issue and sell to the Underwriters 1,600,000 of the Firm Common Shares; (ii) each of the Selling Stockholders agrees to sell to the Underwriters the number of Firm Common Shares set forth opposite the name of such Selling Stockholder in Schedule A annexed hereto; and (iii) the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Common Shares set forth opposite the name of such Underwriter in Schedule B annexed hereto. The purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be [$____] per share.

          Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at such place as set forth below at such time and date, not later than the third (or, if the Firm Common Shares are priced as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, after 4:30 p.m. Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the later of the first date that any of the Common Shares are released by you for sale to the public and the date that is 48 hours after the date that the Prospectus has been so recirculated.

          Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Stockholders to you, for the respective accounts of the Underwriters against payment by you, for the accounts of the several Underwriters, by wire transfer of immediately available funds in proportion to the number of Firm Common Shares to be sold by the Company and the Selling Stockholders, respectively,to the order of (i) the Company or other agent designated by the Company and (ii) the Custodian. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York or such other location, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          In addition, on the basis of the representations, warranties and agreements set forth herein, and subject to the terms and conditions set forth herein, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 460,000 Option Common Shares, from the Company and the Selling Stockholders in the amount of 240,000 Shares and 360,000 Shares, respectively, at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon written notice by you to the Company and the Selling Stockholders setting forth the aggregate number of Option Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. References herein to "Closing Date" shall mean the First Closing Date and/or the Second Closing Date, as the context requires. The number of Option Common Shares to be purchased by each Underwriter from the Company shall be determined by multiplying the number of Option Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule B and the denominator of which is 4,000,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). The number of Optional Common Shares to be purchased by each Underwriter from each of the Selling Stockholders shall be determined by multiplying the number of Optional Common Shares to be sold by such Selling Stockholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule B and the denominator of which is 4,000,000. Certificates for the Option Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York or such other location, as may be designated by you. Payment for the Option Common Shares shall be the same as for the Firm Common Shares purchased from the Company and the Selling Stockholders as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and the Selling Stockholders. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

          You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to issue a receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

          SECTION 6.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission,
     (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
     (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c) If at any time within the applicable period referred to in Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after the applicable time period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act and Rule 174 of the Rules and Regulations, as applicable.

          (d) As soon as practicable, but not later than 45 days (or 90 days if such quarter is the fiscal year end) after the end of the first quarter ending after one year following the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the applicable period referred to in
     Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act and the Rules and Regulations.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky and Canadian securities laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares, except that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering; sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years after the date of this Agreement, the Company will furnish to the Representatives and their counsel and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without your prior written consent (which consent may be withheld at your sole discretion), the Company will not, other than as disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security of the Company, except, in each case, to grant options or to sell shares of Common Stock pursuant to the Company's 1996 Equity Participation Plan or the Company's Employee Stock Option Plan, each as described in the Prospectus, to grant options or to sell shares of Common Stock in connection with the offering and sale of the Notes or to grant options or to sell or issue shares of Common Stock in connection with the Merger Agreement.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it in accordance with the statements under the caption "Use of Proceeds" in the Prospectus.

          (j) As necessary, the Company will use its best efforts to qualify or register its Common Shares for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California and the provincial laws of Canada as specified by the Representatives (and thereby permit market making transactions and secondary trading in the Company's Common Shares in California and such Canadian provinces as specified by the Representatives), will comply with such Blue Sky or Canadian provincial laws and continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

          (k) The Company will use its best efforts to continue the quotation of the Common Shares as a national market system security on the Nasdaq National Market.

          (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent).

          You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.


          SECTION 7.  Payment of Expenses.  Whether or not the transactions
                      -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the preliminary and final Blue Sky memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws or the provincial securities laws of Canada, (vii) the filing fee of the NASD and the fees and expenses related to the inclusion of the Common Shares on the Nasdaq National Market, and (viii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement.
Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters and the Selling Stockholders shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky and Canadian provincial securities laws and the preliminary and final Blue Sky memoranda, which fees shall be paid on the First Closing Date or the Second Closing Date, as applicable).

          This Section 7 shall not affect any agreement between the Company and the Selling Stockholders relating to the payment of expenses. This Section 7 shall not affect any agreement to which the Company is a party relating to the payment of expenses incurred in connection with the issuance and sale of the Notes.

          SECTION 8.  Conditions of the Obligations of the Underwriters.  The
                      -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Option Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance of the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

               (i) An opinion of Latham & Watkins, counsel for the Company (exclusive of environmental matters, matters relating to real property ownership and condition, indebtedness of the Company or its affiliates or subsidiaries, regulation of the Company's business and property or that of its affiliates or subsidiaries, the Company's or its affiliates' or subsidiaries' relationship with Promus Hotels Corporation and Westin Hotels & Resorts and any matters relating to AVCOM and its subsidiaries and affiliates) addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) Except as disclosed in or specifically contemplated by the Prospectus and except for the Notes, to such counsel's knowledge there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                    (2)(a)(i) The Registration Statement has become effective
               under the Act; (ii) to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued; (iii) to such counsel's knowledge, no proceedings for that purpose have been instituted by the Commission; and (iv) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                    (b) The Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements for registration statements on Form S-1 under the Act and the Rules and Regulations, it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Exhibits thereto;

                    (c) To such counsel's knowledge, there are no contracts, agreements, documents, franchises, leases or licenses of a character required to be disclosed in the Registration Statement or Prospectus which are not disclosed or filed, as required (which opinion may be rendered by the Company's general counsel); and

                    (d) To such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required (which opinion may be rendered by the Company's general counsel);

                    (3) This Agreement is a valid and binding agreement of the
               Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed;

                    (4) No approval, authorization, order, consent,
               registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained and are in full force and effect under the Act, (ii) such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters; (iii) clearing of such offering with the NASD; and (iv) such as to which the failure to so obtain would not have a Material Adverse Effect;

                    (5) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under any of the material agreements filed under Rule 601(b)(10) of Regulation S-K under the Act as exhibits to the Registration Statement, except as would not have a Material Adverse Effect;

                    (6) Except for the holders of the Company's Common Stock who are parties to the Company's Registration Rights Agreement dated August 19, 1996 and except as otherwise set forth in the Prospectus, no holders of securities of the Company have rights to register shares of Common Stock or other securities because of the filing of the Registration Statement by the Company or the offering or other transactions contemplated hereby; and

                    (7) The Company is not an "investment company" within the meaning of the 1940 Act.

               Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that, in addition to the matters excluded in paragraph
          (b)(i) above, such counsel express no belief as to the financial statements, schedules and other financial, statistical, numerical and accounting data included in the Registration Statement or Prospectus or in the exhibits to the Registration Statement.

               In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the Company and the Company Affiliates and Subsidiaries, officers of the Company and the Company Affiliates and Subsidiaries, and governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of each of said opinions or certificates are to be attached to the opinion.

               (ii) An opinion of Ballard, Spahr, Andrews & Ingersoll, local counsel for the Company, on matters of Maryland law, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) The Company has been duly formed and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, and is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions where the conduct of the Company's business requires it to be qualified, and has the requisite corporate power and authority to own its Existing Resorts and conduct its business as described in the Registration Statement;

                    (2) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; all outstanding shares of Common Stock (including the Common Shares), have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities; and the certificates representing the Common Shares to be delivered hereunder are in due and proper form under Maryland law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities granted under the laws of the State of Maryland, the Articles of Incorporation or Bylaws of the Company or any agreement or instrument filed with the Commission as an exhibit to the Registration Statement; and will conform in all material respects to the description thereof contained in the Registration Statement;

                    (3) This Agreement has been duly and validly authorized by all necessary action by the Company, has been duly and validly executed and delivered by and on behalf of the Company; and

                    (4) The information set forth in the Prospectus under the headings "Description of Capital Stock", "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws" and

               "Shares Eligible for Future Sale" to the extent that such information constitutes matters of Maryland law or legal conclusions involving Maryland law, has been reviewed by such counsel and is correct in all material respects.

               (iii) Opinions of Paul, Hastings, Janofsky & Walker and/or Schreeder, Wheeler & Flint (or other counsel acceptable to you), each a special real estate and timeshare counsel for the Company, addressed to the Underwriters and dated as of the First Closing Date, or the Second Closing Date, which opinions shall state to the effect that (it being understood that such counsel shall only have to opine as to the laws of the jurisdictions in which it is duly licensed to practice law
          in):

                    (1) The Company has obtained the material approvals and
               permits from the timeshare authority of the state in which the subject Existing Resort is located ("Home State") necessary to offer for sale and sell timeshare interests and offer purchase money financing in connection with such sales ("Home State Approvals") in accordance with the applicable laws and regulations of the state in which the resort is located specifically governing the marketing and sale of timeshare interests in real property ("Home State Timeshare Laws");

                    (2) All of the permits and/or approvals issued by timeshare authorities of states other than the state where each applicable resort is located ("Foreign State") for the offering for sale and sale of timeshare interests in such resort (collectively, the "Foreign State Approvals"), constitute the material approvals and permits necessary to be issued by such Foreign State to permit the offering for sale and sale of timeshare interests in such resort in accordance with the laws and regulations of the Foreign State specifically governing the offering for sale and sale of timeshare interests in real property located outside of the Foreign State ("Foreign State Timeshare Laws");

                    (3) To such counsel's knowledge and based upon its review of certificates and letters from state timeshare authorities, the Company and other pertinent parties (collectively, "Reliance Certificates and Letters"), the Company has not received any written notice from any regulatory authority that it is in violation of any applicable federal or state law or regulation regarding the offering for sale and sale of timeshare interests in the resorts, the violation of which would have a Material Adverse Effect on the ownership or operation of the Existing Resorts;

                    (4) To such counsel's knowledge, there are no material
               franchises, licenses, leases, contracts, agreements or other documents (collectively, the "Material Agreements") entered into by the Company outside the ordinary course of business, which involve matters relating to the ownership, purchase money financing and/or use of real property and/or the offering for sale or sale of timeshare interests in the Existing Resorts, which are of a character required to be disclosed in the Registration Statement or to be filed as exhibits to the Registration Statement which are not disclosed or filed;

                    (5) To such counsel's knowledge and based upon such
               counsel's review of Reliance Certificates and Letters, there are no real estate or timeshare related governmental actions, governmental suits or governmental proceedings pending or threatened against the Company with respect to the business and property relating to the Existing Resorts except (a) those which have been disclosed in the Registration Statement, and
               (b) those which would not have a Material Adverse Effect;

                    (6) The consummation by the Company of the transactions
               contemplated by the Underwriting Agreement do not require the consent, approval, authorization, registration or qualification of (i) any governmental agency or authority of the timeshare authority of the states where each of the Existing Resorts are located, (ii) any lender which has a recorded security interest in the Existing Resorts, (iii) Westin Hotels & Resorts or any related entities under that certain agreement by and between W & S Hotel L.L.C. and Argosy/Koar Group, Inc., dated May 3, 1996 ("Westin Agreement"), (iv) Promus Hotels, Inc. (or any subsidiary or affiliate of Promus Hotels, Inc.) under any Licensee Agreements and Management Agreements with Promus Hotels, Inc. (or any of its subsidiaries or affiliates) (collectively, the "Embassy License Agreements and Management Agreements"), except those which have been obtained and are in full force and effect and those as to which the failure to so obtain would not have a Material Adverse Effect;

                    (7) The consummation by the Company of the transactions
               contemplated by the Underwriting Agreement as they relate to the Existing Resorts do not conflict with or result in a material breach or violation by the Company of: (i) any of the terms and provisions of any loans which encumber the Existing Resorts, (ii) any terms or provisions of the Home State Approvals where each of the Existing Resorts are located; (iii) any terms or provisions of the Foreign State Approvals; (iv) the Westin Agreement; (v) the Embassy License Agreements and Management Agreements, or if such transactions would have constituted such a breach, violation or default had the necessary consents or approvals not been obtained, consents or approvals have been obtained and are in full force and effect;

                    (8) The owner of each of the Existing Resorts, if required by law, has obtained a brokerage or sales license from the state timeshare authority in order to offer purchase money financing in connection with the sale of timeshare interests in the applicable resorts. The owner of each of the Existing Resorts, if required by law, has obtained a brokerage or sales license from the state timeshare authority in order to offer for sale and sell timeshare interests in the State of California or has contracted with a licensed broker to provide any of the aforementioned services; and

                    (9) A statement to the effect that although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof, during the course of such participation (relying as to the factual matters upon the Reliance Certificates and Letters), no facts came to the counsel's attention that have caused it to believe that the Registration Statement at the time it became effective and as of the date hereof or the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that this statement is limited solely to the statements or omissions relating to (i) indebtedness secured by the Existing Resorts (it being understood that the counsel's review of the Registration Statement has been limited to legal and other non-financial matters with respect thereto), (ii) environmental matters with respect to the Existing Resorts (it being understood that our involvement with respect thereto has been limited to environmental matters that have come to the counsel's attention since the acquisition of such Existing Resorts by the Company), (iii) ownership of the Existing Resorts (it being understood that our review thereof has been limited to the review of certain title reports),

               (iv) regulation by each Home State and each Foreign State with respect to the issuance of the Home State Approvals and the Foreign State Approvals, (v) the Property Partnerships' and the Company's contractual relationships with Promus or Westin, and
               (vi) the statements in the Prospectus under the caption "Business
               - Governmental Regulation," to the extent that such information constitutes matters of law or legal conclusions as it pertains to the ownership, operation, sale and offering of sale of timeshare interests in the Existing Resorts.

                    In rendering such opinions, each such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company as applicable, and of governmental officials, in which case their opinion is to state that they are doing so and certificates and copies of each of said opinions or certificates are attached to the opinion.

               (iv) An opinion of Sidley & Austin, as counsel for the Selling Stockholders separately identified in Schedule A hereto addressed to the Underwriters and dated as of the First Closing Date, or the Second Closing Date, which opinions shall state to the effect that:

                    (1) The Selling Stockholder has all right, power and
               authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to consummate the transactions contemplated hereby and thereby, including, without limitation, the sale, assignment, transfer and delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement. Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitutes the valid and binding instrument or agreement of the Selling Stockholder enforceable in accordance with its terms except as such enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally;

                    (2) The execution, delivery and performance of this
               Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder (i) requires no action, consent or approval by or in respect of, or filing with, any governmental body, agency, official or authority or any individual, corporation, partnership, association, trust or other entity or organization which has not been made or obtained and (ii) does not constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of such party or a loss of any benefit to which such party is entitled under any provision of any material agreement, contract, indenture, lease or other instrument binding upon such party (with such material agreements to be identified by the Selling Stockholders) or any material license, franchise, permit or other similar authorization held by such party or result in the creation or imposition of any mortgage, life interest, lien, pledge, charge, security interest, fiduciary assignment, attachment, encumbrance or other adverse claim of any kind in respect of any asset of such party; and

                    (3) Upon delivery of such Common Shares and payment thereof pursuant to this Agreement, and assuming the Underwriters are purchasers in good faith and without notice of any adverse claim, good and valid title to such Common Shares, free and clear of all liens, encumbrances, equities or claims of any nature will pass to the several Underwriters.

               (v) Opinion of Schreeder, Wheeler & Flint, in addition to the opinion set forth above in section 8(c)(iii), as counsel for the Company in connection with the Merger Agreement, addressed to the Underwriters and dated as of the First Closing Date, or the Second Closing Date, which opinions shall state to the effect that:

                    (1) The Company had the corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated therein; the Merger Agreement has been duly and validly authorized by all necessary action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed;

                    (2) The registration statement and the prospectus filed with the Commission on November 20, 1996, and the Merger Agreement were duly and validly authorized by all necessary action by the Company and conformed in all material respects with the applicable requirements for registration statements on Form S-4 under the Act and the Rules and Regulations; and

                    (3) The Merger has been duly and validly approved by the shareholders of Avcom.

               (vi) An opinion of Gallagher & Kennedy, counsel to AVCOM, substantially in the form required by Section 6.1(c) of the Merger Agreement.

               (vii) Such opinion or opinions of O'Melveny & Myers LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the formation of the Company and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the

          Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials, as applicable.

               (viii) A certificate of the Company, executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The representations and warranties of the Company set
               forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with each of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                    (2) The Commission has not issued any order preventing or
               suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the Company no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (3) Each of the respective signers of each certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the knowledge of the Company, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus, which are based upon and conform to information furnished by the Underwriters pursuant to
               Section 4 hereof;

                    (4) Since the initial date on which the Registration
               Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                    (5) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as specifically disclosed in or contemplated by the Prospectus and except for Note Offering, there has not been any Material Adverse Change or a development involving a Material Adverse Change; and no legal or governmental action, suit or proceeding is pending or threatened against the Company, or, to the knowledge of the Company, any of the Existing Resorts which would have a Material Adverse Effect; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business, incurred any liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock which could be reasonably expected to have a Material Adverse Effect; and the Company has not declared or paid any dividend, or made any other distribution (other than dividends or distributions paid to shareholders to satisfy tax liabilities), upon its capital stock payable to shareholders of record on a date prior to the First Closing Date or the Second Closing Date, as the case may be; and

                    (6) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, none of the Existing Resorts has sustained a material loss or damage by strike, fire, flood, windstorm, hurricane, typhoon, accident or other calamity (whether or not insured).

               (ix) On the date that this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from E & Y and Arthur Andersen, as applicable, independent accountants, the first one to be dated the day of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                    (1) E & Y and Arthur Andersen are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations;

                    (2) It is their opinion that the financial statements included in the Registration Statement audited by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                    (3) The financial statements for the nine months ended September 30, 1996 and the nine months ended September 30, 1995, to the extent applicable, were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles currently in effect in the United States to comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                    (4) Based upon procedures set forth in detail in such letter with respect to the period from October 1, 1996 to December 31, 1996, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing has come to their attention which causes them to believe that:

                    (a) at December 31, 1996, there was any change in the
               capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the September 30, 1996, unaudited condensed consolidated balance sheet included in the Registration Statement;

                    (b) for the period from October 1, 1996, to December 31,
               1996, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur;

                    (c) at a specified date not more than five days prior to the date of this Agreement, other than changes resulting from the offering and sale of the Notes or the Merger Agreement, (i) there has been any change in capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Company as compared with the amounts shown in the September 30, 1996 balance sheet of the Company included in the Registration Statement, (ii) or for the period from October 1, 1996 to a date not to exceed five days prior to the date of this Agreement there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in the total per share amounts of income before extraordinary items or of net income of the Existing Resorts, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur; and

                    (5) In addition to the examination referred to in their
               opinions and the procedures referred to above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which were specified by you, and have found such amounts, percentages and financial information to be in agreement with, or derived from, the relevant accounting, financial and other records of the Company and each of the Property Partnerships.

          (d) The Firm Common Shares and the Option Common Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance, and the NASD, upon review of the terms of the public offering, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (e) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

          (f) There shall have been delivered to you the Firm Common Shares and, if any Option Common Shares are purchased, the Option Common Shares in the manner required pursuant to Section 5 hereof.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to O'Melveny & Myers LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to each of the statements made therein.

          If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company and the Selling Stockholders without liability on the part of any Underwriter, the Company or the Selling Stockholders, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 10 hereof.

          SECTION 9.  Reimbursement of Underwriters' Expenses.  Notwithstanding
                      ---------------------------------------
any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 14, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any willful refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof without reasonable justification therefor, the Company agrees to reimburse, you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and
Section 11 shall at all times be effective and shall apply.

          SECTION 10.  Effectiveness of Registration Statement.  You and the
                       ---------------------------------------
Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the

Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 11.  Indemnification.  (a)  The Company agrees to indemnify
                       ---------------
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal, state or Canadian statutory laws or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or as a result of or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof or to the Company by any Selling Stockholder; and provided the indemnity agreement contained in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned to the extent that any such loss, claim, damage, liability or expense of such Underwriter results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act. In addition to its other obligations under this
Section 11(a) the Company agrees that it will reimburse expenses as provided in this Section 11(a) as incurred, but no less frequently than quarterly, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligations to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Stockholder, severally in proportion to the number of Common Shares to be sold by such Selling Shareholder hereunder, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal, state or Canadian statutory laws or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such losses, claims, damages, liabilities or expenses arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Selling Stockholders contained herein or any failure of the Selling Stockholders to perform their obligations hereunder or under law and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or as a result of or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and provided the indemnity agreement contained in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned to the extent that any such loss, claim, damage liability or expense of such Underwriter results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act; and provided further that each Selling Stockholder's liability shall not exceed in the aggregate the purchase price per share set forth in Section 5 hereof, multiplied by the number of Common Shares sold by each Selling Stockholder to the Underwriters.

          (c) Each Underwriter will severally indemnify and hold harmless the Company, the Selling Stockholders, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, the Selling Stockholders, any such director, officer, or controlling person may become subject under the Act, the Exchange Act or other federal or state statutory laws or regulations, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, any Selling Stockholder, or any such director, officer or any controlling person of the Company for any legal and other expense reasonably incurred by the Company, such Selling Stockholder, any such director, officer or controlling person of the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(c), each Underwriter severally agrees that it will reimburse expenses as provided in this Section 11(c) as incurred, but no less frequently than quarterly, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters, obligation to reimburse the Company (and, to the extent applicable, each Selling Stockholder, each officer, director or controlling person of the Company) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each Selling Stockholder, each officer, director or controlling person of the Company) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing all indemnified parties who are parties to such action or set of related actions) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (e) If the indemnification provided for in this Section is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections 11(a), 11(b), 11(c) or 11(d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders as the total price paid to the Company and the Selling Stockholders for the Common Shares sold by it and them, respectively, to the Underwriters (net of underwriting commissions, but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting commissions. The relative fault of the Company, the Selling Stockholders, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section (d) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section (d) of this Section with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section (e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section (d) of this Section for purposes of indemnification. The

Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the foregoing, the Underwriters shall be entitled to contribution from the Selling Stockholders only to the extent that contribution from the Company to the Underwriters does not fully hold harmless the Underwriters in respect of all losses, claims, liabilities, or expenses referred to in this Section, no Selling Stockholder shall be required to give contribution with respect to any claim for which they would not be required to provide indemnification as a result of any proviso to Section 11(b) and no Selling Stockholder shall be required to provide contribution in an amount that, together with any amounts paid in indemnification pursuant to Section 11(b), would exceed the limitation on amounts set forth in the third proviso to Section 11(b). Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

          (f) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a), 11(b) or 11(c) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a), 11(b) and 11(c) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a), 11(b) or 11(c) hereof.

          SECTION 12.  Default of Underwriters.  It shall be a condition to this
                       -----------------------
Agreement and the obligation of the Company and each of the Selling Stockholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this Section provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase the Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares or Notes by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters, the Company or the Selling Stockholders except for the expenses to be paid by the Company and the Selling Stockholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

          In the event that the Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date or the

Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          SECTION 13.  Effective Date.  This Agreement shall become effective
                       --------------
immediately as to Sections 7, 9, 11, 14 and 15 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering or
(ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

          SECTION 14.  Termination.  Without limiting the right to terminate
                       -----------
this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company and the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company and the Selling

     Stockholders (except to the extent provided in Section 11 hereof).

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities; (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares; (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 14(b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholder to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

          SECTION 15.  Failure of the Selling Stockholders to Sell and Deliver.
                       -------------------------------------------------------
If any of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholder under the terms of this Agreement, then the Underwriters may at their option, by written notice from you to the Company and such Selling Stockholder, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9 and 11 thereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and the non-defaulting Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by a Selling Stockholder to sell and deliver as referred to in this Section, either you or the company shall have the right to postpone the Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, the Prospectus and any other documents, as well as any other arrangements, may be effected.

          SECTION 16.  Representations and Indemnities to Survive Delivery.  The
                       ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, of the Company's officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

          SECTION 17.  Notices.  All communications hereunder shall be in
                       -------
writing and, if sent to the Representatives shall be mailed, delivered, telecopied or telegraphed and confirmed to Montgomery Securities at 600 Montgomery Street, San Francisco, California 94111, Telecopier: (415) 249-5513, Attention: Karl L. Matthies, and Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10044, Telecopier: (212) 902-3000, Attention: John S. Barakat with a copy to O'Melveny & Myers LLP, Embarcadero Center West 275 Battery Street, San Francisco, California 94111, Telecopier: (415) 984-8701,
Attention: Peter T. Healy, Esq.; and if sent to the Company or the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed to the Company or the Selling Stockholder, as applicable at 5933 West Century

Boulevard, Suite 210, Los Angeles, California 90045 Telecopier: (310) 348-1000
Attention: Andrew D. Hutton with a copy to Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071 Telecopier: (213) 891-8763,
Attention: Edward Sonnenschein, Jr., Esq. The Company, the Selling Stockholder or you may change the address for receipt of communications hereunder by giving notice to the others.

          SECTION 18.  Successors.  This Agreement will inure to the benefit of
                       ----------
and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 12, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

          SECTION 19.  Underwriters' Representatives.  You will act as
                       -----------------------------
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representatives, will be binding upon all of the Underwriters.

          SECTION 20.  Partial Unenforceability.  The invalidity or
                       ------------------------
unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 21.  Applicable Law.  This Agreement shall be governed by and
                       --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

          SECTION 22.  Knowledge.  As used in this Agreement, the term knowledge
                       ---------
or best knowledge on the part of an entity shall include the knowledge of such entity's officers and any other employees with managerial responsibilities and such entity shall only make such statement after conducting a diligent investigation on the subject matter thereof.

          SECTION 23.  General.  This Agreement constitutes the entire agreement
                       -------
of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholder and you.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

                           [Signature Page to Follow]

                               Very truly yours,

                               SIGNATURE RESORTS, INC.



                               By:
                                  -----------------------------

                                  Its
                                     --------------------------


                               --------------------------------
                               As Attorney-In-Fact for each of the Selling
                               Stockholders named in the attached Schedule A

                               The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

                               MONTGOMERY SECURITIES
                               GOLDMAN, SACHS & CO.
                               SCHRODER WERTHEIM & CO.
                               SMITH BARNEY INC.
                               Acting as Representatives of the
                               several Underwriters named in
                               the attached Schedule B.


                               By: MONTGOMERY SECURITIES


                               By:
                                  -----------------------------
                                  Managing Director

                                   SCHEDULE A

                                                             Number of
                                                             Shares       Over-
Selling Stockholder                                          to be Sold   allotment
-------------------                                          ----------   ---------

Canpartners Incorporated*                                     1,126,479     176,371
Beth Friedman*                                                  224,274      35,079
Loretta Evensen*                                                224,274      35,079
Mitchell R. Julis*                                              224,274      35,079
J.C. Investment & Realty, Inc.                                   78,229      12,236
Peach Tree, Ltd.                                                100,000
Shinko Sangyou Co. Ltd.                                          52,212       8,434
Community Funds, Inc.                                            83,862      12,579
Dennis H. Vaughn                                                 59,257       9,399
Kenpoh, Inc.                                                     70,407      11,013
Brains-Heart, Ltd.                                               23,710       3,831
EKC Corporation                                                     826         134
The California Community Foundation                              35,203       5,510
James W. Geisz                                                   13,889       2,244
Tadaaki Chigusa                                                  21,315       3,334
William S. Waldo                                                 14,069       2,201
Ethan Lipsig                                                     14,066       2,200
Michael B. Reeves                                                 4,678         732
Charles V. Thornton                                               2,237         362
Sook Ja Kim                                                       8,526       1,334
Randall Wooster                                                   8,080       1,264
James A. Hamilton                                                 1,956         306
Paul Grossman                                                     4,686         733
Charles H. Reeves                                                 1,616         252
Raymond M. Bukaty                                                 1,875         294
                                                              ---------     -------

                                                              2,400,000     360,000
                                                              ---------     -------
*Separately identified for purposes of Section 8(b)(iv)

                                   SCHEDULE B


                              Amount of
                              Securities
                              to be
Underwriter                   Purchased
-----------                   ----------
Montgomery Securities        [_______]

Goldman, Sachs & Co.         [_______]

Schroder Wertheim & Co.      [_______]

Smith Barney Inc.            [_______]

Total                        4,000,000
                             =========
